CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Cherubim Interests, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated December 15, 2015, with respect to the financial statements of Cherubim Interests, Inc. in its registration statement Form S-8. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, MN

June 9, 2016

5201 Eden Ave

Suite 300

Edina, MN  55436

630.277.2330